UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2018

STEELE OCEANIC CORPORATION

(Exact name of registrant as specified in its charter)

Oklahoma (State or Other Jurisdiction of Incorporation)	000-53474 (Commission File Number)	81-1294537 (IRS Employer Identification No.)

2658 Del Mar Heights Rd. # 520 Del Mar, CA (Address of Principal Executive Offices )	92014 (Zip Code)

Registrant’s telephone number, including area code:   (888) 847-9090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

As used in this report, the terms "we", “us", “our", the “Company" refer to Steele Oceanic Corporation, an Oklahoma.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2018, the Company terminated the employment of Carlos Faria as the Chief Executive Officer for cause. To the knowledge of the Board and executive officers of the Company, Carlos Faria had no disagreement with the Company on any matter related to the Company's operations, policies or practices. Scott Landow, the Company’s Chief Financial Officer, and Chairman of the Board of Directors was appointed as the Company’s Chief Executive Officer.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits: None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 15, 2018STEELE OCEANIC CORPORATION

By:  /s/  Scott Landow

Scott Landow

Director, CFO